Exhibit 99.1

Contact:	Daniel Foley – Investors	Alberto Lopez – Media

	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.

	(702) 407-6370	(702) 407-6344

Release #HET 09-0557

Harrah’s Announces Offering of $750 Million of 5.75% Senior Notes due 2017,

Additional Offering of $250 Million of 5.625% Senior Notes due 2015

LAS VEGAS, September 21, 2005 – Harrah’s Operating Company, Inc., a wholly owned subsidiary of Harrah’s Entertainment, Inc. (NYSE:HET), today announced the private placement of $750 million of its 5.75% Senior Notes due 2017 and the private placement of $250 million of its 5.625% Senior Notes due 2015.  The 5.625% Senior Notes will form a single series with the presently outstanding $750 million principal amount of 5.625% Senior Notes due 2015 issued on May 27, 2005.  The transactions are expected to close on September 28, 2005.

Both the additional 5.625% Senior Notes due 2015 and the 5.75% Senior Notes due 2017 will be guaranteed by Harrah’s Entertainment, Inc.  Net proceeds from the offering will be used to redeem the Company’s two series of 7 7/8% Senior Subordinated Notes due 2005 (including the payment of any applicable make-whole premium) and to refinance and extend the maturity of other outstanding indebtedness.

The securities to be offered have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any security.

Harrah’s Entertainment, Inc., is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada 67 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions.  On June 13, 2005, Harrah’s Entertainment acquired Caesars Entertainment, Inc., and now owns or manages through various subsidiaries more than 40 casinos in three countries, primarily under the Harrah’s, Caesars and Horseshoe brand names. With nearly 4 million square feet of casino space, more than 40,000 hotel rooms and nearly 100,000 employees, the Harrah’s portfolio is the most diverse in the gaming industry.  Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information about Harrah’s Entertainment is available on the company’s Web site, www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, strategies, future performance and future financial results of Harrah’s.  These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance or results of Harrah’s may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):  the effect of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular; construction factors, including delays, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of competition, including locations of competitors and operating and market competition; the effects of environmental and structural building conditions relating to our properties; our ability to timely and cost-effectively integrate into our operations the companies that we acquire, including with respect to our acquisition of Caesars Entertainment, Inc.; access to available and feasible financing on a timely basis; the ability of purchasers of any of our assets subject to sale agreements to close the purchases on a timely basis; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store or hotel sales; the ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents; and abnormal gaming holds.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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